EXHIBIT 31.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas W. Weir, Senior Vice President and Chief Financial Officer of Toreador Resources Corporation, certify that:

(1)	I have reviewed this annual report on Form 10-K, as amended by this Amendment No.1 on Form 10-K/A, of Toreador Resources Corporation;
(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operation and cash flows of the registrant as of, and for, the periods presented in this report;

Date: August 9, 2005

/s/ Douglas W. Weir
Douglas W. Weir
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)